Exhibit 23.2

CONSENT OF REGISTERED INDEPENDENT
PUBLIC ACCOUNTING FIRM

Hudson Highland Group, Inc.
New York, New York

We hereby consent to the incorporation by reference in this Prospectus constituting a part of this Registration Statement of our reports dated February 5, 2004, relating to the consolidated financial statements and schedule of Hudson Highland Group, Inc. appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2003.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO Seidman, LLP

New York, New York
September 30, 2004